Exhibit 10.1

MUTUAL NOTICE OF EXTENSION

This Mutual Notice of Extension (the “Notice”) is provided as of January 31, 2008, by and among Black Hills Corporation, a South Dakota corporation (“Black Hills”), Aquila, Inc., a Delaware corporation (“Aquila”), and Great Plains Energy Incorporated, a Missouri corporation (“Great Plains”).

Background

The parties have entered into an Agreement and Plan of Merger (“Merger Agreement), an Asset Purchase Agreement (“APA”) and a Partnership Interests Purchase Agreement (“PIPA”), each dated February 6, 2007. These agreements provide that each of them may be terminated at any time prior to the Effective Time (as defined in the agreements) if, among other things, the transactions contemplated by the agreements have not been consummated by the first anniversary of the agreements (the “Termination Date”). The agreements further provide that either Aquila or Great Plains may extend the Termination Date of the Merger Agreement, and either Aquila or Black Hills may extend the Termination Date of the APA and PIPA, from time to time up to a date not beyond 18 months after the dates of the agreements, if any of them determines that additional time is necessary to obtain any of the Material Company Regulatory Consents or the Material Parent Regulatory Consents (as defined in the Merger Agreement), or the Required Regulatory Approvals (as defined in the APA and PIPA).

Each of the parties has determined that additional time is necessary to obtain the Material Company Regulatory Consents, the Material Parent Regulatory Consents and the Required Regulatory Approvals, and each desires to initially extend the Termination Dates of the Merger Agreement, APA and PIPA.

Mutual Notice of Extension

Each of Aquila and Great Plains hereby provides written notice to the other, pursuant to Section 9.2 of the Merger Agreement, that the Termination Date, as defined in that agreement, is hereby initially extended to May 1, 2008.

Each of Black Hills and Aquila hereby provides written notice to the other and to Great Plains, pursuant to Sections 10.1(b) of the APA and the PIPA, that the Termination Date, as defined in those agreements, is hereby initially extended to May 1, 2008.

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IN WITNESS WHEREOF, this Mutual Notice of Extension has been duly executed and delivered by the duly authorized officers of the parties as of the date first written above.

BLACK HILLS CORPORATION

By: /s/ Steven J. Helmers

Name:	Steven J. Helmers
Title:	Senior Vice President and General Counsel

GREAT PLAINS ENERGY INCORPORATED

By: /s/ Terry Bassham

Name:	Terry Bassham
Title:	Executive Vice President – Finance and Strategic
Development and Chief Financial Officer

AQUILA, INC.

By: /s/ Christopher M. Reitz

Name:	Christopher M. Reitz
Title:	Senior Vice President, General Counsel and Secretary